Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-113848, No. 333-07785, No. 333-65452, and No. 333-92403) and Form S-3 (No. 333-45294 and No. 333-88540) of A.D.A.M., Inc. (the “Company”) of our report dated June 2, 2006 relating to the consolidated financial statements of OnlineBenefits, Inc. and Subsidiaries as of and for the years ended December 31, 2005 and 2004, which was previously filed as an exhibit to the Company’s Current Report on Form 8-K filed on August 16, 2006.

/s/ Berenson LLP
New York, New York
November 7, 2006